Exhibit 99.1

Equity Office Properties Trust	Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606

phone 312.466.3300 fax 312.454.0332
www.equityoffice.com

news release

Equity Office (Investors/Analysts):	Equity Office (Media):
Diane Morefield	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

EQUITY OFFICE ANNOUNCES FIRST QUARTER 2003 RESULTS

CHICAGO (April 28, 2003) — Equity Office Properties Trust (NYSE: EOP) reported results today for the first quarter ended March 31, 2003. Net income available for common shares totaled $141.7 million in the first quarter of 2003, compared to $201.4 million in the first quarter of 2002. Fully diluted net income available per common share, commonly referred to as earnings per share (“EPS”), totaled $.35 per share in the first quarter of 2003 as compared to $.48 per share in the first quarter of 2002, a 27% decline. The decline in EPS in the first quarter of 2003 was a result of lower occupancy levels in the total portfolio, lower lease termination fees, and asset sales of nearly $600 million since January 1, 2002. The weighted average number of common shares and partnership units outstanding for the first quarter 2003 totaled 458,337,480, and totaled 459,301,852 on a fully diluted basis. The weighted average number of common shares and partnership units outstanding for the first quarter 2002 totaled 470,206,844, and totaled 472,713,024 on a fully diluted basis.

“While office job growth was flat, we were pleased with our level of leasing activity in the first quarter. We are anticipating a slow recovery starting in the latter part of 2003,” said Richard Kincaid, president and chief executive officer of Equity Office. “We continue to take advantage of the very strong property market by selling assets and maintaining a high level of liquidity. We also remain focused on implementing our company-wide restructuring, which we believe will provide us with a competitive edge, and will position us well for future growth.”

Funds from operations (“FFO”) for the first quarter totaled $334.9 million, or $.73 per fully diluted share, as compared to FFO for the same period in 2002 of $410.6 million, or $.87 per fully diluted share. This represents a 16% decrease in fully diluted FFO per share between periods. The decline in FFO was due to lower occupancy levels, lower lease termination fees and asset sales. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income available for common shares and EPS, respectively, the most directly comparable GAAP measures.

Total revenues in the first quarter 2003 were $829.3 million, as compared to $870.3 million in the first quarter of 2002. The decline in total revenues was primarily a result of a decline in occupancy between periods.

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Lease termination fees, including those recognized as income from joint ventures, totaled $13.7 million during the first quarter 2003, compared to $58.2 million during the first quarter of 2002. There were $40 million in lease termination fees in the first quarter of 2002 related to a joint venture property, which were reflected in “income from investments in unconsolidated joint ventures,” as opposed to in “other” revenue where lease termination fees from consolidated properties are classified. Early lease terminations occurring during the first quarter 2003 affected approximately 1.8 million square feet in office portfolio occupancy.

Following is a table highlighting occupancy for the company’s total office and industrial portfolios, including those properties that we own in joint ventures:

	Occupancy as of:

Portfolio	3/31/03		12/31/02	3/31/02

Office	87.2	%(1)	88.6%	90.7%
Industrial	86.6%		89.3%	92.3%

(1)	The office portfolio is 88.8% leased (including space not yet occupied) as of the end of the first quarter 2003.

The decrease in the office portfolio occupancy from March 31, 2002, through March 31, 2003, was primarily a result of early lease terminations during this period. Approximately 6.7 million square feet was affected by early lease terminations during this 12-month period.

Same-store property operating revenues less property operating expenses, including straight-line rents, for the first quarter 2003 decreased 7.7%, as compared to the first quarter of 2002, primarily as a result of a decline in occupancy. Occupancy on this same-store portfolio, comprising 775 office and industrial properties acquired on or prior to January 1, 2002, decreased from 91.5% at the beginning of this period to 86.8% at March 31, 2003.

Office leasing activity for customers that took occupancy during the first quarter 2003 totaled approximately 5.7 million square feet. The weighted average gross rental rates, including straight-line rent, on this leasing activity during the quarter are summarized as follows:

Weighted Average Annual Rental Rate Information
(per square foot):

Rate on expiring leases	$28.58
Rate on terminated leases	$35.18

Rate on expiring and terminated leases	$31.50
Rate on new and renewal leases	$26.84

Change from expiring and terminated leases	($4.66)

% Change from expiring and terminated leases	(14.8%)

% Change from expiring leases only	(6.1%)

Beginning in the first quarter of 2003, Equity Office has reclassified operating expenses related to the company’s regional offices and certain corporate overhead expenses, from general and administrative (G&A) expenses to property operating expenses. The reason for the reclassification is to differentiate expenses associated with managing the company’s office properties from corporate G&A expenses.

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The amount reclassified was $18.7 million in the first quarter 2003, which compares to $18.4 million in the first quarter of 2002.

Property operating margins, including the effect of this reclassification, were 65.5% in the first quarter 2003, as compared to 66.6% for the first quarter 2002. Property operating margins are calculated based on continuing operations, and are defined as property operating revenues less property operating expenses expressed as a percentage of property operating revenues.

Other Quarterly Highlights:

•	In January 2003, EOP Operating Limited Partnership issued $500 million of 5.875% unsecured notes due January 15, 2013, which are guaranteed by Equity Office. Including offering expenses, the all-in effective rate of the unsecured notes is 5.98%. Total cash proceeds, net of selling commissions and other expenses, were approximately $494.9 million. The proceeds were used to repay $300 million of unsecured notes that matured in February 2003. The remaining proceeds were used to repay outstanding balances on the line of credit and for general business purposes, including working capital.

•	During the first quarter, Equity Office sold six office properties totaling approximately 437,500 square feet, and one industrial property of approximately 60,300 square feet, for total proceeds of approximately $81.1 million. The net gain on these asset sales totaled $7.3 million.

•	During 2002, the company entered into an early lease termination with Inktomi Corporation for a 398,460-square-foot building in Redwood Shores, California. As part of the consideration for the lease termination, Equity Office received five million shares of Inktomi Corporation common stock. These securities were sold during the first quarter of 2003 at a gain of $8.1 million.

•	In March, EOP announced that its Board of Trustees approved an increase from $400 million to $600 million in the authorized amount of the company’s common share repurchase program. Equity Office may repurchase its common shares of beneficial interest in the open market or in privately negotiated transactions at the discretion of the company’s management, and as market conditions warrant. From the inception of the program on August 5, 2002, through April 28, 2003, Equity Office has repurchased 17,818,400 of its common shares at a weighted average price of $24.99 per share, for a total cost of $445.3 million. The number of shares purchased during the first quarter of 2003 totaled 6,216,500 at an average price of $24.43 per share for a total of $151.9 million.

•	Beginning in 2003, Equity Office began expensing share options. Total share option expense in the first quarter 2003 was $0.2 million.

Subsequent Events:

•	As previously announced, Richard D. Kincaid assumed the title of chief executive officer, in addition to president, on April 1, 2003. Samuel Zell continues as chairman of Equity Office.

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•	Jeffrey L. Johnson has been named chief investment officer, effective May 1, 2003, replacing David A. Helfand who has resigned to pursue more entrepreneurial real estate opportunities. Mr. Johnson was previously with Equity Office during the period 1990 to 1999, and is rejoining the company after having worked at Lehman Brothers and Lakeshore Holdings LLC in the interim.

EPS and FFO Guidance:

On Equity Office’s earnings conference call on April 29, management will discuss its EPS and FFO guidance ranges for 2003, as follows:

Guidance for 2003	Range

Fully Diluted EPS	$1.16	$1.36
Plus: Real Estate Depreciation and Amortization	$1.66	$1.66
Less: Gain on Sale of Assets	($.02)	($.02)
Fully Diluted FFO per share	$2.80	$3.00

Management currently believes that the lower half of these ranges is more likely.

The primary assumptions utilized for the 2003 FFO and EPS guidance ranges include:

Estimated national office job growth	.75% - 1.0%
Average Office Portfolio Occupancy	86.5% - 89.5%
Lease Termination Fees	$25 - $30 million
Property Operating Margins	63% to 65%
Straight-line rent	$75 - $80 million
G&A Expense	$50 - $55 million
Savings from EOPlus (net of costs and after escalation impact)	$8 - $10 million

Due to the uncertain nature of property acquisitions and dispositions, the guidance ranges do not include any potential property acquisitions or dispositions, other than those transactions that have closed through March 31, 2003. The company is not able to assess at this time the potential impact of such exclusions on future FFO and EPS. By definition, FFO does not include gains or losses on the disposition of properties.

Conference Call Details:

Management will discuss its 2003 first quarter results on EOP’s earnings conference call scheduled for Tuesday, April 29, at 9:00 AM CDT. To participate in the call, please dial 888-552-9191. Due to call volume, we suggest that participants dial in 15 minutes before the scheduled start of the call. The

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password to participate is “EOP.” If you are calling from outside of North America, please dial 712-271-3258. A replay of the call will be available until May 6, 2003, by calling 888-277-9382 (no passcode necessary). If calling from outside North America, please call 402-998-0507.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.companyboardroom.com.

In addition to the information provided in this release, the company publishes a quarterly “Supplemental Operating and Financial Data” report. The supplemental data and the information provided in this release can be found through the Equity Office Web site, under the Investor Relations section, and as part of a form 8-K furnished to the SEC. We will also mail you a copy of the supplemental report, if you call 800-692-5304 and request a copy.

Forward – Looking Statements:

Estimates of future FFO and EPS are by definition, and certain other matters discussed in this release may be, forward-looking statements within the meaning of the federal securities laws. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance and we can give no assurance that our expectations will be realized. Our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, many of which are beyond our ability to control or predict. Among these risks and uncertainties are changes in general economic conditions; the extent, duration and strength of any economic recovery; the extent of any tenant bankruptcies and insolvencies; our ability to maintain occupancy and to timely lease or re-lease space at current or anticipated rents; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; our ability to refinance our debt at reasonable terms upon maturity; our ability to timely complete and lease current and future development projects, on budget and in accordance with expectations; our ability to realize anticipated cost savings from our EOPlus initiatives; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the SEC, including in our 2002 Form 10-K and Form 8-Ks filed with the SEC on February 12, 2002 and June 27, 2002. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 729 buildings comprising 125.5 million square feet in 19 states and the District of Columbia. Equity Office has an ownership presence in 31 Metropolitan Statistical Areas (MSAs) and in 136 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office website at http://www.equityoffice.com.

# # #
(Summary Financial Information Attached)

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Attachment
Reconciliation of Net Income Available for
Common Shares to Funds from Operations

     Funds from Operation (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in paragraph (a) below.

     The following table reflects the reconciliation of FFO to net income available for common shares, the most directly comparable GAAP measure, for the periods presented:

	Equity Office Properties Trust For the three months ended

	3/31/2003	3/31/2002

	(Dollars in thousands except, per share data)
Net income available for Common Shares	$141,717	$201,351
Add back (deduct):
Net income allocated to minority interests in EOP Partnership	17,314	27,283
Net gain on sale of unconsolidated joint venture	—	(279)
Real estate related depreciation and amortization (including Equity Office’s share of unconsolidated joint ventures)	182,885	176,397
Real estate related depreciation and amortization less net(gain)/loss on sales of real estate included in discontinued operations	(7,031)	5,887

Funds from Operations (a)	$334,885	$410,639

CASH FLOW PROVIDED BY (USED FOR):
Operating Activities	$251,587	$278,581
Investing Activities	(56,569)	177,230
Financing Activities	(190,166)	(213,094)

Net increase (decrease) in cash and cash equivalents	4,852	$242,717

Reconciliation of diluted earnings per share to diluted funds from operations per share:
Net income available for Common Shares	$0.35	$0.48
Real estate related depreciation and amortization (including Equity Office’s share of unconsolidated joint ventures)	0.40	0.37
Real estate related depreciation and amortization less net (gain)/loss on sales of real estate included in discounted operations	(0.02)	0.01

Funds from operations available for average Common Shares (b)	$0.73	$0.87

Weighted average Common Shares, Units and common share equivalents outstanding — Diluted	459,301,852	472,713,024

(a)  FFO is defined as net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties (which we believe includes impairments on properties held for sale), plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. Equity Office computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Equity Office. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of Equity Office’s financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of Equity Office’s liquidity, nor is it indicative of funds available to fund Equity Office’s cash needs, including its ability to make cash distributions.

(b)  FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS	1.7	1.9

     The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) Pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

     The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

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Financial Highlights
Consolidated Statements of Operations
March 31, 2003

	Equity Office Properties Trust
	For the three months ended
	March 31,

	2003	2002

	(Dollars in thousands,
	except per share amounts)

Revenues:
Rental	$658,607	$683,935
Tenant reimbursements	106,991	121,911
Parking	27,175	29,114
Other	20,141	24,385
Fee income	4,936	4,078
Interest / dividends	3,262	6,841
Realized gain on sale of marketable securities	8,143	—

Total revenues	829,255	870,264

Expenses:
Interest:
Expense incurred	205,323	204,487
Amortization of deferred financing costs and prepayment expenses	1,692	1,301
Depreciation	159,750	155,700
Amortization	14,536	11,871
Real estate taxes	92,666	96,630
Insurance	6,667	7,803
Repairs and maintenance	80,835	81,541
Property operating	100,095	100,851
Ground rent	4,596	5,511
General and administrative	13,502	14,576

Total expenses	679,662	680,271

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	149,593	189,993
Income taxes	(996)	(7,006)
Minority Interests:
EOP Partnership	(17,314)	(27,283)
Partially owned properties	(2,516)	(1,406)
Income from investments in unconsolidated joint ventures	20,764	57,628

Income from continuing operations	149,531	211,926
Discontinued operations (including net gain/(loss) on disposal of $7,277 and $(3,009), respectively)	7,647	5,255

Net income	157,178	217,181
Preferred distributions	(15,461)	(15,830)

Net income available for Common Shares	$141,717	$201,351

Earnings per share — basic
Income from continuing operations	$0.36	$0.51

Net income available for Common Shares	$0.35	$0.48

Weighted average Common Shares outstanding	408,283,546	413,924,658

Earnings per share — diluted
Income from continuing operations	$0.36	$0.51

Net income available for Common Shares	$0.35	$0.48

Weighted average Common Shares and common share equivalents outstanding	459,301,852	472,713,024

Distributions declared per Common Share outstanding	$0.50	$0.50

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Financial Highlights
Earnings Per Share Calculation
March 31, 2003

	For the three months ended March 31,

	2003	2002

	(Dollars in thousands
	except per share data)
Numerator:

Income from continuing operations	$149,531	$211,926
Discontinued operations (including net gain/(loss) on disposal of $7,277 and $(3,009), respectively)	7,647	5,255
Preferred distributions	(15,461)	(15,830)

Numerator for basic earnings per share — net income available for Common Shares	141,717	201,351
Net income allocated to minority interests in EOP Partnership	17,314	27,283

Numerator for diluted earnings per share- net income available for Common Shares and common share equivalents	$159,031	$228,634

Denominator:
Denominator for net income available per weighted average Common Share outstanding — basic	408,283,546	413,924,658

Effect of dilutive securities:
Redemption of Units for Common Shares	50,053,934	56,282,186
Share options, put options and restricted shares	964,372	2,506,180

Common share equivalents	51,018,306	58,788,366

Denominator for net income available per weighted average Common Share and common share equivalent outstanding — diluted	459,301,852	472,713,024

Earnings per share — basic
Income from continuing operations, net of minority interests	$0.36	$0.51
Discontinued operations, net of minority interests	0.02	0.01
Preferred distributions, net of minority interests	(0.03)	(0.03)

Net income available for Common Shares	$0.35	$0.48

Earnings per share — diluted
Income from continuing operations	$0.36	$0.51
Discontinued operations	0.02	0.01
Preferred distributions	(0.03)	(0.03)

Net income available for Common Shares	$0.35	$0.48

Earnings per share may not total the sum of the per share components in the reconciliatioin due to rounding.

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Financial Highlights
Consolidated Balance Sheets
March 31, 2003

	Equity Office Properties Trust

	March 31, 2003	December 31, 2002

	(Dollars in thousands,
	except per share amounts)

Assets:
Investment in real estate	$24,588,791	$24,625,927
Developments in process	301,984	284,737
Land available for development	252,558	252,852
Accumulated depreciation	(2,230,179)	(2,077,613)

Investment in real estate, net of accumulated depreciation	22,913,154	23,085,903
Cash and cash equivalents	63,323	58,471
Tenant and other receivables (net of allowance for doubtful accounts of $11,134 and $11,695, respectively)	79,751	77,597
Deferred rent receivable	342,590	331,932
Escrow deposits and restricted cash	62,073	29,185
Investments in unconsolidated joint ventures	1,100,409	1,087,815
Deferred financing costs (net of accumulated amortization of $47,015 and $48,801, respectively)	66,913	67,151
Deferred leasing costs (net of accumulated amortization of $128,066 and $115,710, respectively)	256,376	235,002
Prepaid expenses and other assets (net of discounts of $66,468 and $66,557, respectively)	253,659	273,727

Total Assets	$25,138,248	$25,246,783

Liabilities, Minority Interests and Shareholders’ Equity:
Mortgage debt (including a net discount of $(13,020) and $(12,584), respectively)	$2,480,737	$2,507,890
Unsecured notes (including a net premium of $32,517 and $41,151, respectively)	9,249,017	9,057,651
Line of credit	—	205,700
Accounts payable and accrued expenses	470,595	560,101
Distribution payable	233,111	5,654
Other liabilities	405,463	391,963

Total Liabilities	12,838,923	12,728,959

Commitments and contingencies	—	—
Minority Interests:
EOP Partnership	1,229,750	1,246,543
Partially owned properties	185,229	185,809

Total Minority Interests	1,414,979	1,432,352

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500	299,500
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 4,562,900 issued and outstanding	114,073	114,073
7.875% Series E Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 6,000,000 issued and outstanding	150,000	150,000
8.0% Series F Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 4,000,000 issued and outstanding	100,000	100,000
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 406,243,857 and 411,200,998 issued and outstanding, respectively	4,062	4,112
Additional paid in capital	10,550,795	10,691,610
Deferred compensation	(12,928)	(15,472)
Dividends in excess of accumulated earnings	(514,041)	(452,636)
Accumulated other comprehensive (loss)	(19,615)	(18,215)

Total Shareholders’ Equity	10,884,346	11,085,472

Total Liabilities, Minority Interests and Shareholders’ Equity	$25,138,248	$25,246,783

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